Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-97707, 333-112331, and 333-158767) pertaining to The AES Corporation Retirement Savings Plan of our report dated June 22, 2018, with respect to the financial statements and schedule of The AES Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.
/s/ Ernst & Young, LLP
1775 Tysons Blvd
Tysons, Virginia
June 22, 2018